UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240.14a-12

PASITHEA THERAPEUTICS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

PASITHEA THERAPEUTICS CORP.

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

PROXY STATEMENT SUPPLEMENT DATED DECEMBER 19, 2023

Annual Meeting of Stockholders

To be held on December 28, 2023

The following information supplements and should be read in conjunction with the original Proxy Statement dated October 26, 2023 of Pasithea Therapeutics Corp. (“Pasithea” or the “Company”), which was mailed to shareholders on or about October 26, 2023 (the “Proxy”). Terms defined in the Proxy have the same meaning herein, unless the context otherwise requires.

SUPPLEMENTAL DISCLOSURE

Pasithea is providing this supplement to reflect the following updates to the disclosure in the Proxy:

Adjournment

On December 19, 2023, the Company published a press release announcing that it had convened and then partially adjourned its 2023 Annual Meeting, in order to provide stockholders additional time within which to vote on certain proposals described in the Company’s Proxy. The adjourned Annual Meeting will reconvene on December 28, 2023 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KTTA2023.

A copy of the Press Release announcing the partial adjournment is included herein as Annex A.

Annex A

Pasithea Therapeutics Announces Results from 2023 Annual Meeting

-- Solicitation Continues for Certain Charter Amendment Proposals --

SOUTH SAN FRANCISCO, Calif. and MIAMI, Fl., December 19, 2023 (GLOBE NEWSWIRE) — Pasithea Therapeutics Corp. (“Pasithea” or the “Company”) (NASDAQ: KTTA), today announced that it held its annual meeting of stockholders (the “Annual Meeting”) on December 19, 2023.

Over 70% of the Company’s shares of common stock were represented at the Annual Meeting. More than 95% of shares voted were cast “for” the election of directors (Proposal 1), and over 85% “for” Proposals 2, 3 and 6 (collectively, the “Approved Proposals”).

The Approved Proposals related to the following matters:

●	appointment of the Company’s proposed slate of directors;

–	Dr. Tiago Reis Marques;

–	Prof. Larry Steinman;

–	Simon Dumesnil;

–	Dr. Emer Leahy; and

–	Alfred Novak;

●	a charter amendment relating to a potential reverse stock split and corresponding reduction in authorized shares of common stock;

●	the Pasithea Therapeutics Corp. 2023 Stock Incentive Plan; and

●	ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The final voting results will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

The Annual Meeting was also partially adjourned in order to provide stockholders additional time to vote on certain additional charter amendment proposals included as Proposals 4, 5(A), 5(B) and 5(C) (the “Adjourned Proposals”) in the Company’s definitive proxy statement filed with the SEC on October 26, 2023 (the “Proxy Statement”). The Adjourned Proposals require a heightened voting threshold of a majority of shares outstanding, with broker non-votes having the same effect as a vote “against.”

The adjourned Annual Meeting will be reconvened solely with respect to the Adjourned Proposals on December 28, 2023 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KTTA2023 (the “Adjourned Meeting”). The original record date of October 12, 2023 remains the same for the Adjourned Meeting. Stockholders of record may attend the virtual webcast meeting by logging in through the same method as set forth in the Proxy Statement. The Company’s board of directors believes approval of the Adjourned Proposals are advisable and in the best interests of the Company and its stockholders for the reasons described in the Proxy Statement.

Voting for the Approved Proposals has now closed, and those proposals were approved by stockholders at the Annual Meeting held on December 19, 2023. Voting remains open only as to the Adjourned Proposals, and these are the only proposals that will be voted upon at the Adjourned Meeting. Stockholders who have already voted their shares on the Adjourned Proposals do not need to vote again. Proxies previously submitted will be voted at the Adjourned Meeting, and stockholders who have previously submitted a proxy or otherwise voted on the Adjourned Proposals need not take any action.

A-1

Pasithea encourages all stockholders, as of the record date on October 12, 2023, who have not yet voted on Proposals 4 through 5(C) to do so promptly. Stockholders may use the Proxy Card that they were originally provided with or vote in the manner as set forth in the Proxy Statement. Stockholders needing assistance with casting or modifying their vote should contact the Company’s proxy solicitor, Alliance Advisors, toll free at (888) 490-5085.

About Pasithea Therapeutics Corp.

Pasithea is a biotechnology company primarily focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders and RASopathies. With an experienced team of experts in the fields of neuroscience, translational medicine, and drug development, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Amyotrophic Lateral Sclerosis (ALS), Neurofibromatosis type 1 (NF1), Noonan syndrome and Solid Tumors.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, the success of the Company’s current and future business strategies, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Contact

Patrick Gaynes

Corporate Communications

pgaynes@pasithea.com

A-2